EXHIBIT 3.1

AMENDED AND RESTATED

BYLAWS

OF

F & M BANK CORP.

ARTICLE I

Shareholder Matters

Section 1.1. Places of Meetings. All meetings of the shareholders of the Corporation shall be held at such place, either within or without the Commonwealth of Virginia, as may be fixed by the Board of Directors (also referred to herein as the “Board”). The Board of Directors may also hold any meeting of shareholders by means of remote communication without meeting in a physical place to the extent the Board of Directors authorizes participation for any class or series of shares and as permitted by Virginia law.

Section 1.2. Annual Meetings. The annual meeting of the shareholders of the Corporation, for the election of directors and transaction of such other business as may properly come before the meeting, shall be held on such date and at such time as the Board may designate.

Section 1.3. Special Meetings. Except as otherwise specifically provided by law, any special meeting of the shareholders may be called for any purpose or purposes whatsoever at any time, but only by the Chief Executive Officer, the Chair of the Board of Directors, the Board of Directors or by holders of not less than one-fifth of all the shares entitled to vote at the meeting. At a special meeting, no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

Section 1.4. Notice of Meetings. Notice of the time and place (if any) of every annual meeting or special meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by mail or by any other means permitted by applicable law, to each shareholder of record entitled to vote at the meeting at such shareholder’s address as it appears on the records of the Corporation (or such electronic mail address or other form of address provided by the shareholder for receiving notice) not less than ten (10) nor more than sixty (60) days before the date of such meeting (except as a different time may be specified by law).

Section 1.5. Voting in Person or by Proxy. Each shareholder shall be entitled to one vote for each share outstanding in such shareholder’s name on the books of the Corporation as of the record date, as provided in Section 4.6 of these Bylaws. Shareholders may vote at any meeting of the shareholders in person or by proxies duly authorized in writing. Proxies shall be valid only for one meeting. Proxies shall be dated and shall be filed with the records of the meeting. Any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, which shall be reserved for the exclusive use for solicitation by the Board of Directors.

Section 1.6. Quorum. Except as otherwise provided by law, a majority of the votes entitled to be cast constitutes a quorum. If there is no quorum at the time for which a meeting shall have been called, the meeting may be adjourned from time to time by a majority of the shareholders present or represented by proxy until there is a quorum, no further notice of any adjourned meeting being required.

Section 1.7. Notice of Shareholder Business. Except as otherwise provided by applicable law, at any annual or special meeting of shareholders, only such business shall be conducted as shall have been properly brought before the meeting in accordance with this Section:

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(a) Annual Meetings. At an annual meeting of the shareholders of the Corporation, only such business shall be conducted as shall have been properly brought before the meeting. To be brought before an annual meeting, any business (other than director nominations, which are addressed in Section 1.7(b)) must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) brought before the meeting by or at the direction of the Board of Directors, or (iii) properly brought before the meeting by a shareholder (A) who is a shareholder of record of the Corporation (and with respect to any beneficial owner, if different, on whose behalf such proposal of business is made, only if such beneficial owner was the beneficial owner of shares of the Corporation) on the date of the notice provided pursuant to this Section 1.7 and at the time of the annual meeting, (B) who is entitled to vote at the annual meeting, and (C) who complies with the notice procedures set forth in this Section 1.7. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice in writing of such shareholder’s intent to bring such proposed business before such meeting and any such business must constitute a proper matter for shareholder action. To be timely, a shareholder’s notice must be delivered to or mailed and received by the Secretary of the Corporation at the principal offices of the Corporation, not less than ninety (90) days nor more than one hundred thirty-five (135) days prior to the date of the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that in the event that less than seventy (70) days’ notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by a shareholder, to be timely, must be so received not later than the close of business on the tenth (10th) day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. In no event shall the public announcement of an adjournment or postponement of an annual meeting of shareholders commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

To be in proper form, a shareholder’s notice to the Secretary of the Corporation shall set forth the matters referenced in Section 1.7(c) below.

For the avoidance of doubt, this Section 1.7 shall be the exclusive means for a shareholder to present proposals (except proposals submitted in accordance with the eligibility and procedural requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and included in the Corporation’s proxy statement) for consideration by the shareholders at any annual meeting of shareholders. The chair of the annual meeting shall, if the facts warrant, determine and declare to the meeting that the proposed business was not properly brought before the meeting in accordance with the provisions of this Section 1.7, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(b) Director Nominations. Only persons who are nominated in accordance with the procedures set forth in this Section 1.7(b) shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made by or at the direction of the Board of Directors, or by any shareholder of the Corporation (A) who is a shareholder of record of the Corporation (and with respect to any beneficial owner, if different, on whose behalf such nomination is made, only if such beneficial owner was the beneficial owner of shares of the Corporation) on the date of the notice provided pursuant to this Section 1.7(b) and at the time of the annual meeting, (B) who is entitled to vote for the election of Directors and (C) who complies with the notice procedures set forth in this Section 1.7(b). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice shall be delivered to or mailed and received by the Secretary of the Corporation at the principal offices of the Corporation not less than ninety (90) days nor more than one hundred thirty-five (135) days prior to the date of the scheduled annual meeting, regardless of postponements, deferrals, or adjournments of that meeting to a later date; provided, however, in the event that less than seventy (70) days’ notice or prior public disclosure of the date of the meeting is given or made, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. In no event shall the adjournment or postponement of an annual meeting of shareholders, or the announcement thereof, commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described herein.

(c) Form of Notice. To be in proper form for purposes of this Section 1.7, a shareholder’s notice to the Secretary of the Corporation shall set forth:

(i) if the notice relates to any business other than a nomination of a director or directors that the shareholder proposes to bring before the meeting: (A) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any interest of such shareholder and beneficial owner, if any, in such business, (B) the complete text of any resolutions intended to be presented at the meeting, and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment; and (C) a description of all agreements, arrangements and understandings between such shareholder, beneficial owner, if any, and any (1) affiliate or person acting in concert with such shareholder or beneficial owner and (2) director, officer, employee, general partner or manager of such shareholder or beneficial owner or any such affiliate or person with which such shareholder or beneficial owner is acting in concert of such shareholder or beneficial owner, if any (each, an “Associated Person”), and any other person or persons (including their names) in connection with the proposal of such business by such shareholder;

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(ii) as to each person whom the shareholder proposes to nominate for election as a director, (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person (currently and for the past five (5) years), (C) the class or series and number of shares of capital stock of the Corporation which are owned beneficially and of record by such person, (D) a questionnaire (provided by the Secretary of the Corporation upon request) completed by the nominee that, among other things, inquires into such person’s independence, (E) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and (F) any other information relating to such person that would be required to be disclosed in connection with a solicitation of proxies for election of directors in a contested election, or is otherwise required, in each case pursuant to and in accordance with Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and the Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee. Notwithstanding the foregoing, no disclosure shall be required with respect to ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is proposing business solely as a result of being the shareholder of record or nominee holder that is directed to prepare and submit the shareholder’s notice required by these Bylaws on behalf of a beneficial owner; and

(iii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf each proposal or nomination is made: (A) the name and address of such shareholder, as they appear on the Corporation’s books, and of such beneficial owner, if any, and of each Associated Person; (B)(1) the class or series and number of shares of the Corporation which are, directly or indirectly owned beneficially and of record by such shareholder, such beneficial owner, if any, or any Associated Person, (2) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of capital stock of the Corporation or with a value derived in whole or in part from the value of any class or series of capital stock of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise directly or indirectly owned beneficially by such shareholder, such beneficial owner and any Associated Person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation (a “Derivative Instrument”), (3) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder, such beneficial owner and any Associated Person has a right to vote any shares of any security of the Corporation, (4) any short interest in any security of the Corporation held, directly or indirectly, by such shareholder, such beneficial owner and any Associated Person (for purposes of this Section 1.7, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (5) any rights to dividends on the shares of the Corporation owned beneficially by such shareholder, such beneficial owner and any Associated Person that are separated or separable from the underlying shares of the Corporation, (6) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company in which such shareholder, such beneficial owner and any Associated Person is a general partner or manager or, directly or indirectly, beneficially owns an interest, and (7) any performance-related fees (other than an asset-based fee) that such shareholder, such beneficial owner and any Associated Person is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation, any such interests held by members of such shareholder and such beneficial owner’s immediate family sharing the same household (which information shall be supplemented by such shareholder and beneficial owner, if any, not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date); (C) any other information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (D) a statement confirming (1) whether, such shareholder, the beneficial owner, any Associated Person or any other participant (as defined in Item 4 of Schedule 14A under the Exchange Act) (x) in the case of a nomination, intends to solicit proxies or votes in support of such director nominees or nomination in accordance with Rule 14a-19 under the Exchange Act, including by delivering a proxy statement and form of proxy and soliciting the holders of shares representing at least 67% of the voting power of the shares entitled to vote on the election of directors in support of director nominees other than the Corporation’s nominees, and (y) in the case of a business proposal, intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to approve or adopt the proposal; and (2) whether or not any such shareholder, the beneficial owner, any Associated Person or any such participant intends to otherwise solicit proxies from shareholders in support of such nomination or other business proposal; and (E) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to make the nomination or propose such business specified in the notice from the floor of the meeting.

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The foregoing notice requirements shall be deemed satisfied by a shareholder if the shareholder has notified the Corporation of such shareholder’s intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such shareholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.

(d) Special Meetings. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board, or (ii) provided that the Board has determined that directors shall be elected at such meeting, by any shareholder of the Corporation who is a shareholder of record at the time the notice provided for in this Section 1.7 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 1.7. In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board, any such shareholder entitled to vote in such election of directors may nominate a person or persons, as the case may be, for election to such position(s) as specified in the Corporation’s notice of meeting, if the shareholder’s notice required by Section 1.7(b) is delivered to the Secretary of the Corporation at the principal office of the Corporation not earlier than the close of business on the one hundred thirty-fifth (135th) day prior to such special meeting, and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period, or extend any time period, for giving of a shareholder’s notice as described above.

(e) Effect of Noncompliance.

(i) Notwithstanding anything in these Bylaws to the contrary, no person shall be eligible for election by the shareholders as a director of the Corporation unless nominated in accordance with the procedures set forth in Section 1.7(b) and Section 1.7(c) (or Section 1.7(d) in the case of a special meeting of shareholders). The chair at such meeting may, if the facts warrant, determine and declare to the meeting that the nomination was defective and not properly brought before the meeting in accordance with the provisions of Section 1.7(b) and Section 1.7(c) (or Section 1.7(d) in the case of a special meeting of shareholders), and if he or she should so determine, he or she shall declare to the meeting that such defective nomination shall be disregarded.

(ii) If any shareholder provides notice pursuant to Rule 14a-19 under the Exchange Act, such shareholder shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it has met all of the applicable requirements of Rule 14a-19 under the Exchange Act. Without limiting the other provisions and requirements of this Section 1.7 unless otherwise required by law, if any shareholder provides notice of any nomination and either (A) fails to comply with the requirements of Rule 14a-19 under the Exchange Act or (B) fails to provide reasonable evidence of such compliance as required by this Section 1.7(e)(ii), then the chair at such meeting shall disregard such nomination notwithstanding that any proxies and votes in respect of such nomination have been received by the Corporation.

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(f) General.

(i) Notwithstanding anything in these Bylaws to the contrary, unless otherwise required by law, if the shareholder (or a qualified representative of the shareholder) does not appear at the annual or special meeting of shareholders of the Corporation to present proposed business or a nomination, such proposed business shall not be transacted and such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 1.7, to be considered a qualified representative of the shareholder, a person must be a duly authorized officer, manager or partner of such shareholder or must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of shareholders.

(ii) For purposes of this Section 1.7, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press, Business Wire or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act.

(iii) Notwithstanding the foregoing provisions of this Section 1.7, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.7.

(iv) A shareholder must further update and supplement the notice required by this Section 1.7, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for determining the shareholders entitled to notice of the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary of the Corporation not later than five (5) business days after the record date for determining the shareholders entitled to notice of the meeting (in the case of the update and supplement required to be made as of such record date), and not later than five (5) business days prior to the date of the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof)).

(g) Any matter brought before a meeting of shareholders upon the affirmative recommendation of the Board of Directors where such matter is included in the written notice of the meeting (or any supplement thereto) and accompanying proxy statement given to shareholders of record on the record date for such meeting by or at the direction of the Board of Directors is deemed to be properly before the shareholders for a vote and does not need to be moved or seconded from the floor of such meeting. No business shall be brought before any meeting of shareholders of the Corporation otherwise than as provided in this Section 1.7.

Section 1.8. Chair and Secretary of the Meeting. The Chair of the Board shall preside at all shareholder meetings. If the Chair is not present the Chief Executive Officer shall preside. If the Chief Executive Officer is not present the Chair or the Chief Executive Officer shall designate a presiding officer. If neither the Chair of the Board nor the Chief Executive Officer nor the designee is present, a Chair shall be elected by the meeting. The Secretary of the Corporation shall act as Secretary of all the meetings, if present. If not present, the Chair shall appoint a Secretary of the meeting.

Section 1.9. Rules & Order of Business. All meetings of shareholders shall be conducted in accordance with such rules as are prescribed by the Chair of the meeting and the Chair shall determine the order of business.

Section 1.10. Inspectors. The Board of Directors, in advance of any meeting of shareholders, may, but shall not be required to, appoint one or more inspectors to act at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act, the Chair of the meeting may appoint one or more inspectors. The inspectors shall determine the number of shares of capital stock of the Corporation outstanding, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the Chair of the meeting, the inspectors shall make a report of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be shareholders.

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ARTICLE II

Directors

Section 2.1. General Powers. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors and, except as otherwise expressly provided by law or by the Articles of Incorporation, or by these Bylaws, all of the power of the Corporation shall be exercised by or under the authority of the Board of Directors.

Section 2.2. Number and Qualification. The Board of Directors shall consist of not less than seven nor more than fifteen shareholders, the exact number to be fixed by resolution of a majority of The Board.

Section 2.3. Election of Directors. The Directors shall be elected at the annual meeting of shareholders and shall hold their offices until their successors are elected in accordance with the Articles of Incorporation. Nominations for the election of Directors shall be given in the manner provided in Section 1.7(b).

Section 2.4 Vacancy. Any vacancy arising among the Directors, including a vacancy resulting from an increase by not more than two in the number of directors may be filled by the remaining Directors, unless sooner filled by the shareholders.

Section 2.5. Meetings of Directors. Meetings of the Board of Directors shall be held at places within or without the Commonwealth of Virginia and at times fixed by resolution of the Board of Directors, or upon call of the Chair of the Board of Directors or the Chief Executive Officer. The Secretary, or officer performing his duties, shall give at least twenty-four (24) hours’ notice by letter, telephone, fax, e-mail or in person, of all meetings of the Directors; provided, that notice need not be given of regular meetings held at times and places fixed by resolution of the Board. Regular meetings of the Board of Directors shall be held at least once in every calendar month. Meetings may be held at any time without notice if all of the Directors are present, or if those not present waive notice either before or after the meeting. Members of the Board of Directors or any committee designated thereby may participate in a meeting by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting. On any question the names of those voting each way shall be entered on the record of the proceeding if any member at the time requests it. Neither the business to be transacted nor the purpose of any annual or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 2.6. Quorum. A majority of the members of the Board of Directors shall constitute a quorum.

Section 2.7. Chairman of the Board. There shall be a Chairman of the Board of Directors elected by the directors from their number at any meeting of the Board. The Chairman shall preside at all meetings of the Board of Directors and perform such other duties as may be directed by the Board.

Section 2.8. Vice Chairman of the Board. There may be a Vice Chairman of the Board of Directors elected by the directors from their number at any meeting of the Board. The Vice Chairman shall perform the duties of Chairman of the Board in the event that the Chairman is absent or unable to carry out the functions of that position.

Section 2.9. Compensation. The Board of Directors shall fix the compensation of the Directors.

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Section 2.10. Mandatory Retirement. The mandatory retirement age for Directors shall be 72. Upon reaching the age of 72 a Director shall become an Honorary Director and shall continue to function as an Honorary Director until he or she tenders a resignation to the Board of Directors or until the Board requests that such Honorary Director tender his/her resignation.

Section 2.11. Honorary Directors. An Honorary Director may attend Board of Directors meetings but will not be entitled to vote. Special meetings of Honorary Directors may be called by the Board of Directors, the Chair of the Board or the Chief Executive Officer for the purpose of seeking the collective advice of the Honorary Directors on matters of policy or special projects. Individual Honorary Directors may be called upon as needed by management or the Board of Directors for advice and consultation in respect of their special expertise.

Section 2.12. Committees. The Board of Directors may create standing and temporary committees and appoint members of standing committees in accordance with Virginia law. There shall be an Executive Committee and such committee may exercise the authority of the Board of Directors to the fullest extent permitted by law. Each committee shall report its actions to the Board of Directors at the next meeting of the Board.

ARTICLE III

Officers

Section 3.1. Election. The officers of the Corporation shall consist of the Chief Executive Officer, the President, one or more Vice Presidents, a Secretary, a Treasurer, one or more Assistant Secretaries, and such other officers as may be designated as provided in Section 3.3 of this Article. All officers shall be elected by the Board of Directors and shall hold office until their successors are elected and qualify. Vacancies may be filled at any meeting of the Board of Directors. Subject to any applicable provision of Virginia law, more than one office may be combined in the same person as the Board of Directors may determine.

Section 3.2. Removal of Officers. Any officer of the Corporation may be summarily removed with or without cause, at any time, by a resolution passed by affirmative vote of a majority of all of the Directors; provided that any such removal shall not affect an officer’s right to any compensation to which he is entitled under any employment contract between him and the Corporation.

Section 3.3. Other Officers. Other officers may from time to time be designated by the Board of Directors, and such officers shall hold office for such term as may be designated by the said Board.

Section 3.4. Chief Executive Officer and President. The office of the Chief Executive Officer and of the President may, but need not, be held by the same individual. Subject to the control of the Board of Directors, the Chief Executive Officer and the President shall supervise and control the management of the Corporation in accordance with these Bylaws. The Chief Executive Officer, President or the Chairman, when present, shall preside at all meetings of shareholders. The Chief Executive Officer or the President, with any other proper officer, may sign certificates for shares of the Corporation and any deeds, leases, mortgages, bonds, contracts or other instruments which lawfully may be executed on behalf of the Corporation, except where required or permitted by law otherwise to be signed and executed and except where the signing and execution thereof shall be delegated by the Board of Directors to some other officer or agent. In general, the Chief Executive Officer and the President shall perform all duties incident to their respective offices and such other duties as from time to time may be assigned by the Board of Directors.

Section 3.5. Vice Presidents. Vice Presidents shall perform such duties as may be prescribed for them from time to time by the Chair of the Board of Directors, the Board of Directors, the Chief Executive Officer, or the Bylaws.

Section 3.6. Secretary. The Secretary shall have the duties and responsibilities prescribed by law for the secretary of a Virginia corporation.

Section 3.7. Surety Bonds. All officers and employees who shall have charge or possession of money, securities or property of the Corporation must, before entering upon their duties, be covered by a bond with a surety company approved by the Board of Directors and state and federal authorities. The costs of such bond shall be borne by the Corporation.

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ARTICLE IV

Capital Stock

Section 4.1. Evidence of Shares of Capital Stock. Shares of the Corporation’s capital stock, when fully paid, may be certificated or uncertificated, as provided under applicable law, and in the case of certificated shares, in such form as may be prescribed by the Board of Directors. When issued, all certificates shall be signed by the Chief Executive Officer and by the Secretary or an Assistant Secretary, or by any other officers authorized by resolution of the Board of Directors.

Section 4.2. Transfer of Stock. The stock of the Corporation shall be transferable or assignable on the books of the Corporation by the holders in person or by attorney, and in the case of shares of stock of the Corporation represented by a certificate, on surrender of the certificate or certificates for such shares duly endorsed, and, if sought to be transferred by attorney, accompanied by a written power of attorney to have such stock transferred on the books of the Corporation. Uncertificated shares shall be transferable or assignable only on the stock transfer books of the Corporation upon proper instruction from the holder of such shares.

Section 4.3 Transfer Agent & Registrar. The Board of Directors may appoint one or more Transfer Agents and Registrars and may require stock certificates to be countersigned by a Transfer Agent or registered by a Registrar or may require stock certificates to be both countersigned by a Transfer Agent and registered by a Registrar. If certificates of capital stock of the Corporation are signed by a Transfer Agent or by a Registrar (other than the Corporation itself or one of its employees), the signature thereon of the officers of the Corporation and the seal of the Corporation thereon may be facsimiles, engraved or printed. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates, shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the Corporation.

Section 4.4. Restrictions of Transfer of Stock. Any restrictions that may be imposed by law, by the Articles of Incorporation or Bylaws of the Corporation, or by an agreement among shareholders of the Corporation, shall be noted conspicuously on the front or back of all certificates representing shares of stock of the Corporation.

Section 4.5. Lost, Destroyed or Mutilated Certificates. The holder of stock of the Corporation in certificated form shall immediately notify the Corporation of any loss, destruction, or mutilation of the certificate therefor, and the Corporation may in its discretion cause one or more new certificates or evidence of such holder’s ownership of such shares in uncertificated form for the same aggregate number of shares to be issued to such shareholder upon the surrender of the mutilated certificate or upon satisfactory proof of such loss or destruction, and upon such terms not in conflict with law as the Board of Directors may prescribe, including the deposit of a bond in such form and amount and with such surety as the Board of Directors may require.

Section 4.6. Holder of Record. The Corporation shall be entitled to treat the holder of record of any share or shares of stock (whether or not represented by a certificate) as the holder thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in such shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

Section 4.7. Record Date. The Board of Directors shall fix in advance the record date in order to make a determination of shareholders for any purpose, including the determination of shareholders entitled to notice of or to vote at any shareholders’ meeting or entitled to payment of any dividend or distribution to shareholders. Such record date shall not be more than seventy (70) days prior to the date on which the particular action requiring such determination of shareholders is to be taken.

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ARTICLE V

Miscellaneous Provisions

Section 5.1. Seal. The seal of the Corporation shall be circular in shape with the name of the Corporation around the circumference thereof, and the word “SEAL” in the center thereof.

Section 5.2. Fiscal Year. The fiscal year of the Corporation shall begin on the 1st day of January and end of the 31st day of December.

Section 5.3. Examination of the Books and Records. The books and records of account of the Corporation, the minutes of the proceedings of the shareholders, the Board and committees appointed by the Board of Directors and the records of the shareholders showing the names and addresses of all shareholders and the number of shares held by each, shall be subject to inspection during the normal business hours by any person who is a duly qualified Director of the Corporation at the time he makes such inspection. Shareholders shall have such rights to inspect records of the Corporation as are prescribed by applicable law.

Section 5.4. Checks, Notes and Drafts. Checks, notes, drafts, and other orders for the payment of money shall be signed by such persons as the Board of Directors from time to time may authorize.

Section 5.5. Amendments to Bylaws. These Bylaws may be altered, amended or repealed at any regular meeting of the Board of Directors by a vote of a majority of the Directors.

Section 5.6. Voting of Stock Held. Unless otherwise provided by resolution of the Board of Directors, the Chair of the Board of Directors or the Chief Executive Officer may from time to time appoint an agent or agents of the Corporation to cast in the name of the Corporation the votes which the Corporation may be entitled to cast as a shareholder or otherwise in any other corporation, any of whose stock or securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing to any action by any such other corporation; and the Board or such officers may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, consents, waivers, or other instruments as may be necessary or proper in the premises; or any of such officers may attend any meeting of the holders of stock or other securities of any such other corporation and there vote or exercise any or all other powers of the Corporation as the holder of such stock or other securities of such other corporation.

Amended and restated by action of the Board of Directors on January 23, 2025.

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